UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Teligent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELIGENT, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

April 3, 2019

To Our Stockholders:

You are cordially invited to attend the 2019 annual meeting of stockholders of Teligent, Inc., to be held at 10:00 a.m. local time on May 21, 2019, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

Details regarding the meeting, the business to be conducted at the meeting, and information about Teligent, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, seven persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement, and to vote on the frequency of holding an advisory vote on the compensation of our named executive officers. The Board of Directors recommends the approval of each of the three proposals and a vote for a frequency of voting on executive compensation every year. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 3, 2019, we began sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2019 annual meeting of stockholders and our 2018 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Teligent, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Jason Grenfell-Gardner
President and Chief Executive Officer

TELIGENT, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. local time

DATE: May 21, 2019

PLACE: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, NY, NY 10017

PURPOSES:

1.	To elect seven directors to serve one-year terms until the 2020 annual meeting;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement;

4.	To approve, by an advisory vote, the frequency of holding an advisory vote on compensation of our named executive officers; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Teligent, Inc. common stock at the close of business on March 29, 2019. A list of stockholders of record will be available at the annual meeting and during the 10 days prior to the annual meeting at our principal executive office, which is located at 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Damian Finio
Chief Financial Officer and Corporate Secretary

TELIGENT, INC.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

PROXY STATEMENT FOR THE TELIGENT, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2019

This proxy statement, along with the accompanying notice of 2019 annual meeting of stockholders, contains information about the 2019 annual meeting of stockholders of Teligent, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. local time, on May 21, 2019, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

In this proxy statement, we refer to Teligent, Inc. as “Teligent,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about April 3, 2019, we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the annual meeting containing instructions on how to access our proxy statement for our 2019 annual meeting of stockholders and our 2019 annual report to stockholders.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2019

This proxy statement and our 2019 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2018, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.teligent.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Damian Finio, Teligent, Inc., 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310. You may also request a copy by emailing us at investorrelations@teligent.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

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IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Teligent, Inc. is soliciting your proxy to vote at the 2019 annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., on May 21, 2019, at 10:00 a.m. local time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 because you owned shares of Teligent common stock on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about April 3, 2019.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on March 29, 2019 are entitled to vote at the annual meeting. On this record date, there were 53,774,221 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

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How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for one year, two years, three years or abstain with respect to the frequency of voting on the compensation of our named executive officers, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•	By the Internet or by telephone. Follow the instructions included in the proxy card to vote by the Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 20, 2019.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;

•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement; and

•	“FOR” holding an advisory vote on the compensation of our named executive officers every year.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by the Internet or by telephone as instructed above;

•	by notifying the Corporate Secretary of Teligent in writing before the annual meeting that you have revoked your proxy; or

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•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, the Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you.. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or matters related to executive compensation, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

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Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019, the Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Organization and Compensation Committee and our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Approve an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers	The frequency of holding an advisory vote on the compensation of our named executive officers – every year, every two years or every three years – receiving the majority of votes cast will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name of this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the Organization and Compensation Committee and our Board of Directors will review the voting results and take them into consideration when determining the frequency of holding an advisory vote on the compensation of our named executive officers for the next six years.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.  In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholders proposals set forth on page 34 of this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.

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What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on May 21, 2019, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz”). When you arrive at Mintz, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

The rules of the SEC concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., by calling their toll free number, 1-888-237-1900.

If you do not wish to participate in “householding” and would like to receive your own set of Teligent’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Teligent stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•	If your Teligent shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request by calling them at 1-888-237-1900 or writing them at 51 Mercedes Way, Edgewood, New York 11717.

•	If a broker or other nominee holds your Teligent shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

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You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.proxyvote.com and following the instructions provided.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 29, 2019 for (a) the executive officers named in the Summary Compensation Table on page 19 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 29, 2019 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 53,774,221 shares of common stock outstanding on March 29, 2019. Except as otherwise indicated, the address of each of the persons in this table is c/o Teligent, Inc., 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

5% or more Stockholders:
Life Sciences Opportunities Fund II, L.P.(1)(6)	1,494,873	2.79%
Life Sciences Opportunities Fund (Institutional) II, L.P.(1)(8)	8,356,988	15.62%
Signet Healthcare Partners, LLC(1)(4)	9,851,861	18.42%
Elk Creek Partners, LLC(2)	4,880,589	9.08%
BlackRock, Inc.(3)	2,919,181	5.4%
venBio Select Advisor LLC(4)	5,300,000	9.9%
Broadfin Capital, LLC(5)	2,999,817	5.61%
Prosight Management, L.P.(6)	3,547,607	6.6%

Directors and Named Executive Officers

Jason Grenfell-Gardner(7)	1,630,726	3.05%
James C. Gale(1)(8)	10,171,485	19.01%
Thomas J. Sabatino, Jr.(9)	40,000	*
Bhaskar Chaudhuri(10)	215,000	*
Steven Koehler(11)	130,000	*
John Celentano(12)	90,000	*
Stephen Richardson(13)	302,384	*
Carole S. Ben-Maimon, M.D(14)	66,000	*
Damian Finio(15)	61,667	*
All executive officers and directors as a group (9 persons) (1)(7)(8)(9)(10)(11)(12)(13)(14)(15)	12,707,262	23.75%

*   Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Total aggregate ownership of the LOF Funds, as defined below, equals 9,851,861. However, the information provided in the table above is presented on the basis of the beneficial ownership of our shares of common stock by the LOF Funds as disclosed in a Schedule 13D filed by Life Sciences Opportunities Fund II, L.P. with the SEC on March 10, 2015, which reported ownership as of March 5, 2015. Life Sciences Opportunities Fund II, L.P. (“LOF”) directly holds 1,494,873 shares and Life Sciences Opportunities Fund (Institutional) II, L.P. (“LOF Institutional,” together with LOF, the “LOF Funds”) directly holds 8,356,988 shares, for a total of 9,851,861 securities that are held indirectly by Signet Healthcare Partners, LLC (“General Partner”), the general partner of each of the LOF Funds, James C. Gale, a director of ours, and the chief investment officer, a manager and member of the General Partner, the controlling member of the General Partner, SMW Investments I, LLC (“SMW”), and Don A. Sanders, Ben T. Morris and Donald V. Weir, the managing members of SMW. The 9,851,861 securities held by the LOF Funds are subject to shared voting power and shared dispositive power with the General Partner, Mr. Gale, SMW, Mr. Sanders, Mr. Morris and Mr. Weir. The General Partner, Mr. Gale, SMW, Mr. Sanders, Mr. Morris and Mr. Weir disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, if any. The address of each filer is Carnegie Hall Tower, 152 West 57th Street, 19th Floor, New York, NY 10019, except SMW, which is 600 Travis, Suite 5900, Houston, TX 77002.

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(2)	This information is based solely on a Schedule 13G/A filed by Elk Creek Partners, LLC with the SEC on February 8, 2019, which reported ownership as of December 31, 2018. Elk Creek Partners, LLC is the beneficial owner of 4,880,589 shares and has the sole power to vote 2,821,056 shares and to dispose of 4,880,589 shares. Elk Creek Partners, LLC's address is 44 Cook St., Suite 705, Denver, CO 80206.

(3)	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 6, 2019, which reported ownership as of December 31, 2018. BlackRock is the beneficial owner of 2,919,181 shares of Teligent and has sole power to vote 2,765,259 shares and to dispose of 2,919,181 shares of Teligent. The address of BlackRock is 55 East 52 Street, New York, NY 10055.

(4)	This information is based solely on a Schedule 13G/A filed by venBio Select Advisor LLC (“VenBio”) and Mr. Behzad Aghazedeh with the SEC on February 14, 2019, which reported ownership as of December 31, 2018. VenBio is the beneficial owner of 5,300,000 shares and has sole power to vote and dispose of all 5,300,000 shares. Mr. Aghazedeh serves as the portfolio manager and controlling person of VenBio. The address of each of VenBio and Mr. Aghazedeh is 110 Greene Street, Suite 800, New York, New York 10012.

(5)	This information is based solely on a Schedule 13G filed by Broadfin Capital, LLC (“Broadfin”), Broadfin Healthcare Master Fund, Ltd (“Broadfin Healthcare”) and Kevin Kotler with the SEC on May 1, 2018, which reported ownership as of April 27, 2018. Broadfin is the beneficial owner of 2,999,817 shares and shares voting and dispositive power over all 2,999,817 shares with Broadfin Healthcare and Mr. Kotler. The address of each of Broadfin and Mr. Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022. The address of Broadfin Healthcare is 20 Genesis Close, Ansbach House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.

(6)	This information is based solely on a Schedule 13G filed by Prosight Management, LP (“Prosight”), Prosight Fund, LP (“Prosight Fund”), Prosight Plus Fund, LP (“Prosight Plus”), Prosight Partners, LLC (“Prosight Partners”) and W. Lawrence Hawkins with the SEC on February 14, 2019, which reported ownership as of December 31, 2018. Prosight is the beneficial owner of 3,547,607 shares and shares voting and dispositive power over (i) 747,731 shares with Prosignt Fund, (ii) 1,813,580 shares with Prosight Plus, (iii) all 3,547,607 shares with each of Prosight Partners and Mr. Hawkins. Prosight is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus. Prosight Partners is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of both the shares held by certain managed accounts and the shares held by Prosight Plus. Prosight Plus disclaims beneficial ownership of both the shares held by certain managed accounts and the shares held by Prosight Fund. The address of each of Prosight, Prosight Fund, Prosight Plus, Prosight Partners and Mr. Hawkins is c/o Prosight Management, LP, 2301 Cedar Springs Road, Suite 355, Dallas, Texas 75201.

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(7)	Includes 239,212 shares of common stock held by Mr. Grenfell-Gardner, 1,362,212 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019, and 29,302 shares underlying restricted stock units (“RSUs”) which will have vested within 60 days after March 29, 2019. Does not include 30,989 shares RSUs which have not vested and will not be exercisable within 60 days after March 29, 2019 or options to purchase 528,695 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(8)	Includes 9,931,485 shares of common stock held by Mr. Gale and 25,000 shares of common stock held by Gale & Haselton Family LLC, over which Mr. Gale exercises voting and dispositive power. Also includes 215,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019. Does not include options to purchase 20,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(9)	Includes 40,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019. Does not include options to purchase 20,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(10)	Includes 215,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019. Does not include options to purchase 20,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(11)	Includes 5,000 shares of common stock and 125,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019. Does not include options to purchase 20,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(12)	Includes 90,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019. Does not include options to purchase 20,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(13)	Includes 51,209 shares of common stock held by Mr. Richardson, 239,463 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019 and 11,712 shares RSUs which will have vested within 60 days after March 29, 2019. Does not include 15,624 shares underlying restricted stock units which have not vested and will not be exercisable within 60 days after March 29, 2019 or options to purchase 380,704 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(14)	Includes 6,000 shares of common stock held by Dr. Ben-Maimon and 60,000 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019. Does not include options to purchase 20,000 shares of our common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

(15)	Includes 10,000 shares of common stock held by Mr. Finio, 41,667 shares of common stock which may be acquired pursuant to stock options exercisable within 60 days after March 29, 2019 and 10,000 shares RSUs which will have vested within 60 days after March 29, 2019. Does not include 20,000 shares underlying restricted stock units which have not vested and will not be exercisable within 60 days after March 29, 2019 or options to purchase 268,177 shares of common stock which have not vested and will not be exercisable within 60 days after March 29, 2019.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

On March 27, 2019, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Jason Grenfell-Gardner, Bhaskar Chaudhuri, Steven Koehler, James C. Gale, John Celentano, Carole S. Ben-Maimon, M.D. and Thomas J. Sabatino, Jr. for election at the annual meeting for a term of one year to serve until the 2020 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until his or her earlier resignation or removal.

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Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Carole S. Ben-Maimon, M.D.(2)(3)	60	Director
John Celentano(1)(2)	59	Director
Bhaskar Chaudhuri(1)(3)	64	Director
James C. Gale(1)(3)	69	Director and Chairman
Jason Grenfell-Gardner	44	Director, President and Chief Executive Officer
Steven Koehler(2)	68	Director
Thomas J. Sabatino, Jr.(2)	60	Director

(1)	Member of the Organization and Compensation Committee of the Board of Directors.
(2)	Member of the Audit Committee of the Board of Directors.
(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Teligent, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of the Board of Directors are “independent directors” as defined by the Nasdaq Marketplace Rules: James C. Gale, Bhaskar Chaudhuri, Steven Koehler, John Celentano, Carole S. Ben-Maimon, M.D and Thomas J. Sabatino, Jr.

Carole S. Ben-Maimon, M.D. – Director

Carole S. Ben-Maimon, M.D., age 60, has served as a member of our Board of Directors since March 2016. Dr. Ben-Maimon is currently the President and CEO of an early stage start up, Chondrial Therapeutics, Inc, which focuses on developing therapies for rare mitochondrial diseases, specifically Friedreich's Ataxia. Prior to joining us, since November 2014, Dr. Ben-Maimon has been a consultant at CSGB Consulting, LLC. From September 2011 to November 2014, Dr. Ben-Maimon served as President of the generic products division of Impax Laboratories, Inc. Prior to that, she served as Senior Vice President, Corporate Strategy, at Qualitest Pharmaceuticals, Inc. from July 2009 to July 2010. Prior to her role at Qualitest, she served as Founder, President and Chief Executive Officer and director of Alita Pharmaceuticals, Inc., an early stage, privately held specialty pharmaceutical company, from September 2006 to June 2009. Dr. Ben-Maimon also held executive positions with and served as a member of the board with Barr Pharmaceuticals from 2001 to 2006, including as President and Chief Operating Officer of Duramed Research, Inc. (a wholly-owned subsidiary of Barr Pharmaceuticals Inc.). Dr. Ben-Maimon also held executive positions with Teva Pharmaceuticals USA, where she served as Senior Vice President, Science and Public Policy, from 2000 to 2001, Senior Vice President, Research and Development, from 1996 to 2000 and Vice President, Medical and Regulatory Affairs, with Lemmon Company (a wholly owned subsidiary of Teva Pharmaceuticals, Inc.) from 1993 to 1996. She served as the Chairman of the board of the Generic Pharmaceutical Association from 1999 to 2002. Dr. Ben-Maimon is a graduate of Thomas Jefferson Medical College and received a Bachelor of Arts in biology from The University of Pennsylvania, where she graduated magna cum laude. She completed clinical and research training in internal medicine and nephrology at Thomas Jefferson University. We believe that Dr. Ben-Maimon’s qualifications to serve on the Board of Directors include her years of experience in the pharmaceutical industry, including prior positions in various senior executive roles at pharmaceutical companies.

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John Celentano – Director

John Celentano, age 59, has served as a member of our Board of Directors since March 2015. Mr. Celentano currently works as an advisor to the pharmaceutical industry.  He retired from Bristol-Myers Squibb Company in 2013 where he held senior leadership positions including: President, Bristol-Myers Squibb Healthcare Group (Mead Johnson Nutrition, ConvaTec, and Medical Imaging); Regional President roles in Emerging Markets/Asia Pacific, Latin America/Canada, and UK/Northern Europe; and SVP of Human Resources.  He serves on the Boards of privately held JJ White Inc. and YourEncore Inc.  Mr. Celentano holds a B.A. from the University of Delaware and an MBA from Drexel University. We believe Mr. Celentano’s qualifications to serve on the Board of Directors include his extensive experience in the pharmaceutical industry.

Bhaskar Chaudhuri – Director

Bhaskar Chaudhuri, age 64, has served as a member of our Board of Directors since 2010. Mr. Chaudhuri has more than 20 years’ experience in pharmaceutical management, research and development. Since June 2011, he has been the Operating Partner at Frazier Healthcare Ventures. Prior to that time, Mr. Chaudhuri served as President of Valeant Pharmaceuticals International, Inc. from January 2009 to September 2010. Prior to joining Valeant, Mr. Chaudhuri served for seven years as President and Chief Executive Officer of Dow Pharmaceutical Sciences, Inc. and as a member of its board of directors from 2003 to 2008, at which time Dow was acquired by Valeant. Prior to that, Mr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, Inc., a subsidiary of Mylan N.V., from 1998 to 2000. Prior to his positions at Bertek, Mr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan. Mr. Chaudhuri joined Mylan through the acquisition of Penederm, Inc., where he worked from 1992 to 1998 in a number of senior positions before becoming the Vice President of Research and Development. Mr. Chaudhuri serves on the boards of directors of Corium International, Inc., Silvergate Pharmaceuticals, Inc. and Vyome Biosciences, Ltd. Mr. Chaudhuri holds a B.S. in Pharmacy and an M.S. in Industrial Pharmacy from Jadavpur University and a Ph.D. in Pharmaceutics from the University of Louisiana. We believe Mr. Chaudhuri’s qualifications to serve on the Board of Directors include his many years of experience in the pharmaceutical industry, including his prior positions in senior executive roles at major pharmaceutical companies.

James C. Gale – Director

James C. Gale, age 69, has served as a member of our Board of Directors since 2009. Mr. Gale is the Founding Partner of Signet Healthcare Partners and currently serves as its Managing Director. Prior to founding Signet in 1999, from 1991 to 1998, Mr. Gale was head of principal investment activities and investment banking at Gruntal & Co., LLC. Prior to joining Gruntal, Mr. Gale originated and managed private equity investments for Home Insurance Co., Gruntal’s parent company, from 1989 to 1994. Mr. Gale is currently the Chairman of the Board of Alpex Pharma SA and Knight Therapeutics Inc. He also serves on the boards of directors of Bionpharma Inc., CoreRx, Inc., Leon Nanodrugs GmbH, Chr. Olesen Synthesis A/S and Pharmaceutics International, Inc. He previously served on the board of directors of SpePharm AG. Mr. Gale holds a B.A. from the University of Arizona and an MBA from the University of Chicago. We believe Mr. Gale’s qualifications to serve on the Board of Directors include his investment experience, his role as the head of principal investment activities at Gruntal & Co., LLC, as well as his experience as a director of pharmaceutical companies.

Jason Grenfell-Gardner – President, Chief Executive Officer and Director

Jason Grenfell-Gardner, age 44, has served as President and Chief Executive Officer of Teligent since July 30, 2012 and has served as a member of our Board of Directors since 2012. Prior to joining Teligent, Mr. Grenfell-Gardner spent over eight years at Hikma Pharmaceuticals, PLC, and its subsidiaries, including West-Ward Pharmaceutical Corp. in the United States. He served in a number of roles, most recently as Senior Vice President of Sales and Marketing from 2008 to June 2012. Before joining Hikma and beginning in 1998, Mr. Grenfell-Gardner worked throughout Central and Eastern Europe as a partner at Trigon Capital, a boutique investment bank focused on mergers and acquisitions. During his time in that region, Mr. Grenfell-Gardner served as chairman of the board of directors of AB Sanitas, as well as other board positions. Mr. Grenfell-Gardner holds an M.A. (Hons) in Economics from the University of St. Andrews in Scotland and an MBA from INSEAD. We believe Mr. Grenfell-Gardner’s qualifications to serve on the Board of Directors include his experience as a pharmaceutical executive and his experience in the commercialization of pharmaceutical products.

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Steven Koehler – Director

Steven Koehler, age 68, has served as a member of our Board of Directors since October 2014. Mr. Koehler retired from Merck & Co., Inc. in September 2011 where, from November 2009 to September 2011, he served as Vice President, Schering-Plough Controller and Special Projects, and was a member of the Finance Senior Leadership Team. From March 2006 to November 2009, Mr. Koehler served as Vice President, Corporate Controller of Schering-Plough Corporation, where he also served as Chief Accounting Officer. Prior to his positions at Schering-Plough, Mr. Koehler served in several capacities at The Medicines Company, including Senior Vice President and Chief Financial Officer, from 2004 through 2006, and Vice President, Finance and Business Administration, from 2002 to 2004. From 2001 to 2002, Mr. Koehler was Vice President, Finance and Chief Financial Officer, of Vion Pharmaceuticals, Inc. Prior to his position at Vion, Mr. Koehler served in a number of senior finance positions at Knoll Pharmaceuticals, Inc. and Knoll AG between 1995 and 2001. Mr. Koehler was Vice President, Finance and Treasurer, of Boots Pharmaceuticals, Inc. from 1993 to 1995. From 1977 to 1993, he held positions in finance and accounting with the American Hospital Supply Corporation, then with Baxter International, Inc. after the two companies merged in 1985. Mr. Koehler began his career with Arthur Andersen LLP in Chicago from 1973 to 1977. Mr. Koehler is a Certified Public Accountant (inactive) and holds a B.A. from Duke University and an MBA from the Kellogg Graduate School of Management, Northwestern University. We believe Mr. Koehler’s qualifications to serve on the Board of Directors include his many years of experience in the pharmaceutical industry, including his senior leadership positions at several pharmaceutical companies, as well as his extensive financial experience.

Thomas J. Sabatino, Jr. – Director

Thomas J. Sabatino, Jr., age 60, has served as a member of our Board of Directors since September 2017. From April 2016 to December 2018, Mr. Sabatino served as Executive Vice President and General Counsel of Aetna Inc with worldwide responsibility for leading its legal operations, including formulating corporate legal policy. Prior to joining Aetna, Mr. Sabatino worked for Hertz Global Holdings, Inc., where he served as Senior Executive Vice President, Chief Administrative Officer and General Counsel. He joined Hertz in 2015 after serving as Executive Vice President, Global Legal and Chief Administrative Officer of Walgreens Boots Alliance. Previously, in 2010, Mr. Sabatino was Executive Vice President and General Counsel of UAL Corporation and United Airlines, Inc., and was Executive Vice President and General Counsel of Schering-Plough Corporation from 2004 through 2009. He also has held General Counsel positions at Baxter International and American Medical International. Mr. Sabatino has received numerous awards from his peers, including Inside Counsel’s Transformative Leader Award (2012), the National Bar Association Gertrude E. Rush Award (2013) and the Equal Justice Works Scales of Justice Award (2014). He is Co-Chair of the Board of Directors of the Humane Society of the United States. He serves on the Board of Overseers for the University of Pennsylvania Law School and the Board of Directors of the International Institute for Conflict Prevention and Resolution. Mr. Sabatino earned his law degree from the University of Pennsylvania and his undergraduate degree from Wesleyan University in Connecticut. We believe Mr. Sabatino’s qualifications to serve on the Board of Directors include his many years of experience in the legal profession and his senior leadership positions of several healthcare companies.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2018, there were seven meetings of our Board of Directors, and the various committees of the Board of Directors met a total of sixteen times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board of Directors on which he served during fiscal 2018. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged to attend each annual meeting of our stockholders. All of our directors attended our annual meeting of stockholders held in 2018.

Audit Committee. Our Audit Committee met nine times during fiscal 2018. This committee currently has four members, Steven Koehler (Chairman), Carole S. Ben-Maimon, M.D., John Celentano and Thomas J. Sabatino, Jr. Effective April 1, 2019, the Board appointed Carole S. Ben-Maimon to serve on the Audit Committee upon the departure of Bhaskar Chaudhuri from such committee on April 1, 2019. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the Nasdaq Marketplace Rules, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Koehler is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

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A copy of the Audit Committee’s written charter is publicly available on our website at www.teligent.com.

Organization and Compensation Committee. Our Organization and Compensation Committee met seven times during fiscal 2018. This committee currently has three members, John Celentano (Chairman), James C. Gale and Bhaskar Chaudhuri. Effective April 1, 2019, the Board appointed Bhaskar Chaudhuri to serve on the Organization and Compensation Committee upon the departure of Carole S. Ben-Maimon from such committee on April 1, 2019. Our Organization and Compensation Committee’s role and responsibilities are set forth in the Organization and Compensation Committee’s written charter, and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Organization and Compensation Committee also administers our 2016 Equity Incentive Plan (the “2016 Plan”). The Organization and Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision-making process with respect to that issue without the chief executive officer present. All members of the Organization and Compensation Committee qualify as independent under the Nasdaq Marketplace Rules.

The Organization and Compensation Committee has the authority to directly retain the services of any consulting firm to assist in fulfilling its responsibilities and to approve any fee arrangements for work performed. The Organization and Compensation Committee’s independent compensation consultant during fiscal year 2015 was the Hay Group (the “Hay Group”). The Hay Group was engaged by, and reported directly to, the Organization and Compensation Committee, which had the sole authority to hire or fire them and to approve fee arrangements for work performed. The Hay Group assisted the Organization and Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The Organization and Compensation Committee authorized the Hay Group to interact with management on behalf of the Organization and Compensation Committee, as needed, in connection with advising the Organization and Compensation Committee, and the Hay Group was included in discussions with management and, when applicable, the Organization and Compensation Committee’s outside legal counsel on matters being brought to the Organization and Compensation Committee for consideration. The Hay Group assisted the Organization and Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices. The Hay Group also assisted the Organization and Compensation Committee in comparing our director compensation program and practices against those of our peers. We used the information that we obtained from the Hay Group primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Organization and Compensation Committee has assessed the independence of the Hay Group pursuant to SEC rules and the corporate governance rules of the NYSE MKT, the exchange on which the Company’s common stock traded until October 23, 2015, and The Nasdaq Stock Market, as applicable, and concluded that the Hay Group’s work with and on behalf of the Organization and Compensation Committee raises no conflict of interest.

The Organization and Compensation Committee’s independent compensation consultant during fiscal year 2018 was Pearl Meyer. Pearl Meyer was engaged by, and reported directly to, the Organization and Compensation Committee, which had the sole authority to hire or fire them and to approve fee arrangements for work performed. Pearl Meyer assisted the Organization and Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers and directors, compensation program design and market practices generally. The Organization and Compensation Committee authorized Pearl Meyer to interact with management on behalf of the Organization and Compensation Committee, as needed, in connection with advising the Organization and Compensation Committee, and Pearl Meyer was included in discussions with management. Pearl Meyer assisted the Organization and Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices. Pearl Meyer also assisted the Organization and Compensation Committee in comparing our director compensation program and practices against those of our peers. We used the information that we obtained from Pearl Meyer primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Organization and Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that Pearl Meyer’s work with and on behalf of the Organization and Compensation Committee raises no conflict of interest.

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The Organization and Compensation Committee, and, where applicable, the Chief Executive Officer reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During fiscal year 2018, the Organization and Compensation Committee determined the appropriate levels of compensation for our named executives by evaluating and weighting the achievement of certain corporate goals. The Organization and Compensation Committee also considered each executive’s weighted personal key performance indicator score, base salary, performance target and target of bonus for each such executive.

A copy of the Organization and Compensation Committee’s written charter is publicly available on our website.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met one time during fiscal 2018 and has three members, Bhaskar Chaudhuri (Chairman), James C. Gale and Carole S. Ben-Maimon, M.D. The Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees, evaluating and making recommendations as to potential candidates and evaluating current Board of Directors members’ performance. All members of the Nominating and Corporate Governance Committee qualify as independent under the Nasdaq Marketplace Rules.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Amended and Restated By-Laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should submit such recommendation in writing to our General Counsel at our corporate offices, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives, where appropriate, to achieve a diverse balance of backgrounds, perspectives and experience on the board and its committees. The Nominating and Governance Committee seeks to develop a Board that reflects diverse backgrounds, experience, expertise, skill sets and viewpoints, actively seeking director candidates who bring diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.teligent.com.

Organization and Compensation Committee Interlocks and Insider Participation. Our Organization and Compensation Committee has three members, John Celentano (Chairman), James C. Gale and Carole S. Ben-Maimon, M.D. No member of the Organization and Compensation Committee has been an officer or employee of Teligent. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Organization and Compensation Committee.

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Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has six independent members and one non-independent member who serves as our President and Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the Non-Executive Chairman, benefits our Company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

The Chairman of the Board of Directors presides at all meetings of the Board of Directors. The Chairman is appointed on an annual basis by a majority vote of the directors. Currently, the offices of Chairman of the Board of Directors and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board of Directors and Chief Executive Officer. Currently, two separate individuals serve in the positions of Chairman of our Board of Directors and Chief Executive Officer. We believe that our current leadership structure is optimal for the Company at this time.

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board of Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board of Directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has elected to delegate oversight responsibility related to certain risks committees, which, in turn, report on the matters discussed at the committee level to the full Board of Directors. For instance, our Audit Committee focuses on the material risks facing the Company, including operational, market, credit, liquidity and legal risks. Additionally, our Organization and Compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management. Our management reports to the Board of Directors and Audit Committee on a regular basis regarding risk management.

Stockholder Communications to the Board of Directors

Stockholders who wish to send communications to our Board of Directors may do so by sending them c/o Teligent, Inc., Corporate Secretary, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310. Such communications may be addressed either to specified individual directors or the entire Board of Directors. The Corporate Secretary will have the discretion to screen and not forward to directors communications that the Corporate Secretary determines are communications unrelated to our business or governance, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Corporate Secretary will, however, compile all stockholder communications that are not forwarded and such communications will be available to any director.

Executive Officers

During the year ended December 31, 2018, we had three executive officers who were not also directors: Damian Finio, who serves as our Chief Financial Officer, Stephen Richardson, who serves as our Chief Scientific Officer, and Martin Wilson, who serves as our General Counsel. We have employment agreements with each of our executive officers. See the section of our proxy statement entitled “Executive Officer and Director Compensation – Employment Agreements with Executive Officers.”

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Damian Finio – Chief Financial Officer

Damian Finio, age 49, has served as our Chief Financial Officer since February 2018, after previously serving briefly on our Board of Directors in 2014. He leads the Finance, IT and Investor Relations teams. He has nearly 28 years of Finance experience, most of which was spent in the pharmaceutical industry. He began his career in public accounting at KPMG LLP. Then, after spending nearly 14 years in a variety of financial roles at AstraZeneca, he served as VP Finance of Daiichi Sankyo Pharma Development, CFO of West-Ward Pharmaceuticals, SVP Finance of Heritage Pharmaceuticals and, most recently, as the CFO of Virtus Pharmaceuticals. Mr. Finio has Bachelor of Science in Accounting from The Pennsylvania State University and an MBA from the University of Delaware. He is also an (inactive) Certified Public Accountant and (inactive) Certified Treasury Professional.

Stephen Richardson – Chief Scientific Officer

Stephen Richardson, age 52, has served as our Chief Scientific Officer since October 2015. Mr. Richardson has over 30 years of experience in the pharmaceutical industry. Prior to joining Teligent, since August 2014, he served as Principal Consultant at Lachman Consultants, Inc., a leading pharmaceutical consulting company serving global organizations. From November 2007 through June 2014 Mr. Richardson served as VP of Scientific and Regulatory Affairs at JHP Pharmaceuticals, a privately held pharmaceutical company which was acquired by Par Pharmaceutical in February 2014. Prior to JHP Pharmaceuticals, he held senior management roles at Stiefel Laboratories and Mayne Pharma, which was acquired by Hospira. Mr. Richardson holds a B.S. in Chemistry and Microbiology from the University of South Australia and an MBA from Adelaide University in Australia.

Martin Wilson - General Counsel

Martin Wilson, age 42, was appointed General Counsel in April of 2017. Prior to joining Teligent, Mr. Wilson served as the Vice President and Assistant General Counsel for Endo Pharmaceuticals' generic arm, Par Pharmaceutical, Inc., a position he held for 18 months following the acquisition of Par by Endo. Mr. Wilson was with Par for over 11 years prior to Endo's acquisition and served in a number of roles, most recently as Chief Compliance Officer. Mr. Wilson has a B.S. from Saint Joseph's University in Philadelphia, PA, and obtained a J.D. from Villanova University in 2002.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2018 and 2017 to our Chief Executive Officer, our Chief Scientific Officer and our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Jason Grenfell-	2018	459,638	96,830	117,207	102,742	26,386	(2)	802,803
Gardner,	2017	459,638	164,090	188,339	181,802	30,428	(3)	1,024,298
President and Chief Executive
Officer
Stephen	2018	313,546	85,111	59,096	51,803	18,393	(4)	527,948
Richardson,	2017	309,000	63,036	94,963	91,664	20,017	(5)	578,681
Chief Scientific Officer
Damian Finio	2018	287,500	100,000	85,500	156,035	19,461	(6)	720,880
Chief Financial Officer	2017(7)	-	-	-	-	-		-

(1)	These amounts represent the aggregate grant date fair value for stock awards for fiscal years 2016, 2017 and 2018, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Includes $14,857 relating to premiums for medical and dental insurance paid for by the Company, $666 in premiums paid for by the Company for a life insurance policy to benefit Mr. Grenfell-Gardner with a face amount of $600,000, and $10,800 of matching contributions made under the Company’s 401(k) plan.

(3)	Includes $17,612 relating to premiums for medical and dental insurance paid for by the Company, $1,817 in premiums paid for by the Company for a life insurance policy to benefit Mr. Grenfell-Gardner with a face amount of $415,000, and $10,800 of matching contributions made under the Company’s 401(k) plan.

(4)	Includes $6,835 relating to premiums for medical and dental insurance paid for by the Company, $666 in premiums paid for by the Company for a life insurance policy to benefit Mr. Richardson with a face amount of $600,000, and $10,800 of matching contributions made under the Company’s 401(k) plan.

(5)	Includes $7,461 relating to premiums for medical and dental insurance paid for by the Company, $1,817 in premiums paid for by the Company for a life insurance policy to benefit Mr. Richardson with a face amount of $415,000, and $10,800 of matching contributions made under the Company’s 401(k) plan.

(6)	Includes $8,929 relating to premiums for medical and dental insurance paid for by the Company and $399 in premiums paid for by the Company for a life insurance policy to benefit Mr. Finio with a face amount of $600,000, and $10,000 of matching contributions made under the Company’s 401(k) plan.

(7)	Mr. Finio was appointed our Chief Financial Officer in February 2018.

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2018 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2018.

Name	Grant date	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards ($)
Jason Grenfell-Gardner, President and Chief Executive Officer	3/22/2018	—	66,406	3.53	102,742
	3/22/2018	33,203	—	—	117,207
Damian Finio, Chief Financial Officer	2/5/2018	—	125,000	—	156,035
	2/5/2018	30,000	—	—	85,500
Stephen Richardson, Chief Scientific Officer	3/22/2018	—	33,482	3.53	51,803
	3/22/2018	16,741	—	—	59,096

Annual Equity Incentive Program for Management. On February 11, 2015, the Organization and Compensation Committee instituted an annual equity incentive program for our Named Executive Officers pursuant to which we would issue, in the sole discretion of our Organization and Compensation Committee, to our (i) President and Chief Executive Officer, an annual equity grant of options to purchase shares of our common stock and/or RSUs, in an amount equal to 100% of his annual base salary, and (ii) Chief Financial Officer, an annual equity grant of options to purchase shares of our common stock and/or RSUs, in an amount equal to 60% of his annual base salary. The equity grants were to be made pursuant to our 2009 Equity Incentive Plan, which has since been discontinued and was replaced by our 2016 Plan, and, if granted, would be subject to a three-year vesting schedule. The allocation of different securities within each annual equity grant shall be determined by the Organization and Compensation Committee in its sole discretion. The annual equity grants for the year ended December 31, 2018 were approved on March 22, 2018 and were as follows:

•	To our President and Chief Executive Officer:

o	options to purchase up to 66,406 shares of our common stock at an exercise price of $3.53 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on March 22, 2019; and

o	33,203 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on March 22, 2019; and

•	To our Chief Financial Officer:

o	options to purchase up to 125,000 shares of our common stock at an exercise price of $2.85 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on February 5, 2019; and

o	30,000 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on February 5, 2019.

•	To our Chief Scientific Officer:

o	options to purchase up to 33,482 shares of our common stock at an exercise price of $3.53 per share, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on March 22, 2019; and

o	16,741 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on March 22, 2019.

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Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with Executive Officers

President and Chief Executive Officer. Jason Grenfell-Gardner joined Teligent as our President and Chief Executive Officer and entered into an employment agreement, effective July 30, 2012 (the “CEO Employment Agreement”). Under the CEO Employment Agreement, Mr. Grenfell-Gardner is entitled to an annual base salary of $315,000, which was increased in 2017 in accordance with terms of the CEO Employment Agreement to $459,638. Mr. Grenfell-Gardner is also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Grenfell-Gardner is employed on December 31 of such fiscal year. Mr. Grenfell-Gardner’s target annual performance bonus will be equal to 70% of his base salary then-in effect for the applicable fiscal year. The amount of any such annual performance bonus shall be determined by the Organization and Compensation Committee of the Board of Directors in their discretion, with reference to Mr. Grenfell-Gardner’s fulfillment of performance goals established by the Organization and Compensation Committee of our Board of Directors.

In connection with the entry into the CEO Employment Agreement, Mr. Grenfell-Gardner received (i) 325,000 shares of restricted stock (the “Restricted Stock Award”), which are now fully vested, (ii) an option to purchase 975,000 shares of the Company’s common stock at an exercise price of $1.02 per share (the “Primary Option”), which is now fully vested and (iii) a supplemental option to purchase 50,000 shares of the Company’s common stock (the “Supplemental Option”), which is now fully vested: options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.02 per share were issued on July 30, 2012, and are now fully vested; options to purchase 25,000 shares of the Company’s common stock at an exercise price of $2.89 were issued on December 30, 2013, and are now fully vested. The Restricted Stock Award and the Primary Option are subject to and governed by the terms of the 2009 Plan and a restricted stock award agreement and stock option award agreement, respectively. The Supplemental Option is subject to and governed by the terms of the 2009 Plan and stock option award agreements. In addition, any options or restricted stock that remain unvested immediately prior to a change in control, as defined below, will immediately vest, provided that Mr. Grenfell-Gardner remains in continuous service with the Company through the consummation of that change in control.

Either party may terminate Mr. Grenfell-Gardner’s employment at any time, provided that Mr. Grenfell-Gardner shall provide 30 days’ written notice to the Company of any such termination.

Mr. Grenfell-Gardner is also subject to certain restrictive covenants as set forth in the CEO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Grenfell-Gardner also agrees to assign certain intellectual property to the Company. Mr. Grenfell-Gardner is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

Chief Financial Officer. Mr. Finio joined Teligent as our Chief Financial Officer pursuant to an employment agreement, dated January 2, 2018 (the “CFO Employment Agreement”). Under the CFO Employment Agreement, Mr. Finio receives an annual base salary of $325,000, which is subject to annual review by the Company. He also received a one-time sign-on bonus of $100,000 in cash. Mr. Finio is also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Finio is employed on December 31 of such fiscal year. Mr. Finio’s target annual performance bonus will be equal to 40% of his base salary then in effect for the applicable fiscal year. The amount of any such annual performance bonus shall be determined by the Organization and Compensation Committee of the Board of Directors in their discretion, with reference to Mr. Finio’s fulfillment of performance goals established by the Board of Directors or any committee with respect to the applicable fiscal year.

In connection with entering into the CFO Employment Agreement, Mr. Finio received a one-time grant of 30,000 restricted stock units and incentive stock options to purchase 125,000 shares of common stock. The restricted stock units and options are governed by the terms of the 2016 Plan and will vest according to the following schedule: one-third of the shares subject to such awards shall vest on each of the first, second and third anniversaries of the effective date of the CFO Employment Agreement. In addition, any options or restricted stock that remain unvested immediately prior to a change in control, as defined below, will immediately vest, provided that Mr. Finio remains in continuous service with the Company through the consummation of that change in control.

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Either party may terminate Mr. Finio’s employment at any time, provided that Mr. Finio shall provide 30 days’ written notice to the Company of any such termination.

Mr. Finio is also subject to certain restrictive covenants as set forth in the CFO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Finio also agrees to assign certain intellectual property to the Company. Mr. Finio is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

Chief Scientific Officer. Stephen Richardson joined Teligent as our Chief Scientific Officer pursuant to an employment agreement, effective October 5, 2015 (the “CSO Employment Agreement”). Under the CSO Employment Agreement, Mr. Richardson receives an annual base salary of $300,000, which was increased in accordance with terms of the CFO Employment Agreement to $313,546 for the fiscal year ended December 31, 2018. Mr. Richardson is also eligible to receive an annual performance bonus for each calendar year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Richardson is employed on December 31 of such fiscal year. Mr. Richardson’s target annual performance bonus will be equal to 40% of his base salary then in effect for the applicable fiscal year. The amount of any such annual performance bonus shall be determined by the Organization and Compensation Committee of the Board of Directors in their discretion, with reference to Mr. Richardson’s fulfillment of performance goals established by the Board of Directors or any committee with respect to the applicable fiscal year.

In connection with entering into the CSO Employment Agreement, Mr. Richardson received an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $7.42 per share. The option is subject to and governed by the terms of the 2009 Plan and a stock option award agreement, with one-third of the common stock underlying such options to vest ratably over the next three anniversaries of the date of grant, starting on October 5, 2016. Mr. Richardson also received 25,000 RSUs, with one-third of the common stock underlying such grant to vest ratably over the next three anniversaries of the date of grant, starting on October 5, 2016. In addition, any options or restricted stock that remain unvested immediately prior to a change in control, as defined below, will immediately vest, provided that Mr. Richardson remains in continuous service with the Company through the consummation of that change in control.

Either party may terminate Mr. Richardson’s employment at any time, provided that Mr. Richardson shall provide 30 days’ written notice to the Company of any such termination.

Mr. Richardson is also subject to certain restrictive covenants as set forth in the CSO Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Richardson also agrees to assign certain intellectual property to the Company. Mr. Richardson is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

General Counsel.  Martin Wilson joined Teligent as our General Counsel pursuant to an employment agreement, effective March 31, 2017 (the “GC Employment Agreement”). Under the GC Employment Agreement, Mr. Wilson receives an annual base salary of $300,000. Mr. Wilson is also eligible to receive an annual performance bonus for each fiscal year during the term of his employment, which may be payable in either cash, stock options and/or restricted stock, provided Mr. Wilson is employed on December 31 of such fiscal year. Mr. Wilson’s target annual performance bonus will be equal to 40% of his base salary then in effect for the applicable fiscal year. The amount of any such annual performance bonus shall be determined by the Board of Directors or the Compensation Committee of the Board of Directors in their discretion, with reference to Mr. Wilson’s fulfillment of performance goals established by the Compensation Committee with respect to the applicable fiscal year.

Either party may terminate Mr. Wilson’s employment at any time, provided that Mr. Wilson shall provide 30 days’ written notice to the Company of any such termination.

Mr. Wilson is also subject to certain restrictive covenants as set forth in the GC Employment Agreement, including confidentiality, non-solicitation and non-competition covenants. Mr. Wilson also agrees to assign certain intellectual property to the Company. Mr. Wilson is also entitled to participate in certain of the Company’s benefit programs on the same terms and conditions generally provided by the Company to its executive employees.

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Outstanding Equity Awards at 2018 Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2018 to each of the executive officers named in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Jason	975,000	–	1.02	7/30/22	–	–
Grenfell-
Gardner,	25,000	–	1.02	7/30/22	–	–
President and
Chief	25,000	–	2.89	12/30/23	–	–
Executive
Officer	180,000	–	10.67	2/11/25	–	–

	42,500	–	10.67	2/11/25	–	–

	37,516	18,758	7.50	1/26/26	9,379	12,849

	18,151	36,302	7.09	2/3/27	17,709	24,261

		66,406	3.53	3/22/28	33,203	45,488

Damian	–	125,000	2.85	2/5/28	30,000	41,100
Finio,
Chief	–	–	–	–	–	–
Financial
Officer	–	–	–	–	–	–

Stephen	200,000	–	7.42	10/5/25	–	–
Richardson,
Chief	6,666	3,334	7.50	1/26/26	1,666	2,282
Scientific
Officer	9,151	18,304	7.09	2/3/27	8,929	12,233

	–	33,482	3.53	3/22/28	16,741	22,935

(1)	Mr. Grenfell-Gardner’s grants of (i) options to purchase up to 66,406 and (ii) 33,203 RSUs each vest over a three-year period in three equal installments beginning on March 22, 2019. Mr. Finio’s grants of (i) options to purchase up to 125,000 shares of common stock and (ii) 30,000 RSUs each vest over a three-year period in three equal installments beginning on February 5, 2019. Mr. Richardson’s grants of (i) options to purchase up to 33,482 shares of common stock and (ii) 16,741 RSUs vest over a three-year period in three equal installments beginning on March 22, 2019.

(2)	The market value of the stock awards is determined by multiplying the number of shares by $1.37, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2018, the last day of our fiscal year.

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Option Exercises and Stock Vested in 2018

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2018.

No executive officer exercised an option to purchase our common stock during the fiscal year ended December 31, 2017.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jason Grenfell-Gardner,	–	–	45,317	(1)	137,530
President and Chief Executive Officer

Damian Finio,	–	–	–		–
Chief Financial Officer

Stephen Richardson,	–	–	14,465	(2)	45,659
Chief Scientific Officer

(1)	9,379 shares vested on January 26, 2018 and the value realized is calculated by multiplying the closing price of our common stock on the vesting date ($3.31). 8,855 shares vested on February 3, 2018 and the value realized is calculated by multiplying the closing price of our common stock on February 5, 2018 ($2.85). The vesting date of February 3, 2018 was a Saturday. 27,083 shares vested on February 11, 2018 and the value realized is calculated by multiplying the closing price of our common stock on February 12, 2018 ($3.00). February 11, 2018 was a Sunday.

(2)	1,667 shares vested on January 26, 2018 and the vale realized is calculated by multiplying the closing price of our common stock on the vesting date ($3.31). 4,465 shares vested on February 3, 2018 and the value realized is calculated by multiplying the closing price of our common stock on February 5, 2018 ($2.85). The vesting date of February 3, 2018 was a Saturday. 8,333 shares vested on October 5, 2018 and the value realized is calculated by multiplying the closing price of our common stock on the vesting date ($3.00).

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Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plan.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the potential payments we would need to make upon termination of any of our named executive officers’ employment or upon a change in control of the Company. Any such payments are conditioned upon such executive’s execution and delivery to the Company, within 60 days following cessation of employment, of a general release of claims.

Termination by us without cause. If the executive’s employment is terminated by the Company without cause (as defined below), we are required to pay (i) their unpaid base salary through the effective date of termination and any reimbursable business expenses; (ii) the executive’s base salary as then in effect for a period of six months following termination of employment; and (iii) the executive’s annual performance bonus that would otherwise have been payable to the executive for the year in which the termination occurs, prorated as of the date of termination. Further, to the extent then unvested, upon such termination, a pro-rata portion of the executive’s options and restricted stock will become vested. However, any such payment obligations shall immediately terminate upon a judicial determination that the executive has breached certain confidentiality, non-solicitation, non-competition and/or conflict of interest provisions under their respective employment agreements.

Termination for any other reason. If the executive’s employment is terminated by the Company other than without cause (as defined below), including, but limited to, termination for cause, as a result of the executive’s death or disability, or as a result of the executive’s resignation, we are required to pay their unpaid base salary through the effective date of termination.

Payments upon a Change in Control. The employment agreements of Mr. Grenfell-Gardner, Mr. Finio and Mr. Richardson provide that, in the event of a “change in control,” provided they remain in continuous service with the Company through the consummation of such change in control, all unvested options and restricted stock awarded to them will immediately vest.

“Cause,” for purposes of each of the employment agreements, includes (i) commission of a willful and material act of dishonesty in the course of the executive’s duties under their respective employment agreements, (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude, (iii) the executive’s performance under the influence of controlled substances, or continued habitual intoxication, during working hours, after the Company shall have provided written notice to the executive and given the executive 30 days within which to commence rehabilitation with respect thereto, and the executive shall have failed to commence such rehabilitation or continued to perform under the influence after such rehabilitation, (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism, which shall not have been cured within 30 days after the Company’s written notice of breach and its intention to terminate the executive’s employment in accordance with the provisions of his or her employment agreement, (v) the executive’s personal, willful and continuing misconduct or refusal to perform his or her duties and responsibilities, or to carry out directives of the Board of Directors, which, if capable of being cured, shall not have been cured within 60 days after the Company’s written notice of breach and its intention to terminate the executive’s employment in accordance with the provision of his or her employment agreement or (vi) material non-compliance with the terms of his or her respective employment agreement, including, but not limited to, any breach of certain confidentiality, non-solicitation, non-competition and conflict of interest provisions thereunder.

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A “change in control,” for purposes of each of the employment agreements, includes (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than (i) an individual or entity holding securities of the Company as of the date hereof which represent 3% or more of the outstanding voting power of the all securities on matters to be generally voted upon by the Company's stockholders, (ii) Jane Hager, Edward Hager, Steve Morris, Frank Gerardi or any of their respective affiliates, any entity of which any of the foregoing are trustees, or trusts established for their benefit, (iii) the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iv) Signet Healthcare Partners, its affiliates or any of its affiliated funds, or (v) any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) is or becomes the owner, directly or indirectly, of outstanding securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding securities; (b) the consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 40% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) or a reincorporation of the Company into another jurisdiction; or (c) a sale of all or substantially all of the assets of the Company.

Director Compensation

Effective January 1, 2016, after consultation with its compensation consultant, our Board of Directors unanimously revised the non-employee director compensation program. Under the Company’s new non-executive director compensation policy, each non-executive director of the Board of Directors shall receive the following compensation:

•	an annual cash retainer of $25,000;

•	an annual grant of options to purchase 20,000 shares of common stock;

•	each member of the Audit Committee receives an annual cash retainer equal to $10,000, and the Chairman of the Audit Committee receives an additional cash retainer equal to $10,000;

•	each member of the Organization and Compensation Committee receives an annual cash retainer equal to $7,500, and the Chairman of the Organization and Compensation Committee receives an additional cash retainer equal to $7,500; and

•	each member of the Nominating and Corporate Governance Committee receives an annual cash retainer equal to $5,000, and the Chairman of the Nominating and Corporate Governance Committee receives an additional cash retainer equal to $5,000.

In addition, at the time of his or her appointment, each newly elected director shall be granted options to purchase 20,000 shares of our common stock and shall receive payment of the applicable cash retainers, pro-rated for the duration of service during the year in which he or she has been appointed.

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The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2018 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board of Directors. Mr. Grenfell-Gardner, who serves as our President and Chief Executive Officer, does not receive additional compensation for his service as a director and, therefore, is not included in the Director Compensation table below. All compensation paid to Mr. Grenfell-Gardner is reported in the Summary Compensation Table included under “Executive Officer and Director Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

James. C. Gale	37,500	33,400	—	70,900

Bhaskar Chaudhuri	45,000	33,400	—	78,400

Steven Koehler	45,000	33,400	—	78,400

John Celentano	50,000	33,400	—	83,400

Carole S. Ben-Maimon, M.D.	37,500	33,400	—	70,900

Thomas J. Sabatino, Jr.	35,000	77,014	—	112,014

(1)	These amounts represent the aggregate grant date fair value of options granted to each director in 2017 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining the grant date fair value can be found in Note 9 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018, which was $1.44.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2018.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders(1)	4,352,391	4.61	3,113,374

Total	4,352,391	4.61	3,113,374

(1)	These plans consist of the 2016 Equity Incentive Plan, the 2009 Equity Incentive Plan, as amended, and the 1999 Director Plan.

(2)	Includes information with respect to the 2016 Equity Incentive Plan. The 2009 Equity Incentive Plan (the "2009 Plan") and the 1999 Director Plan were replaced by the 2016 Equity Incentive Plan. As of December 31, 2018, we had 3,113,374 shares available for issuance pursuant to the 2016 Equity Incentive Plan.

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REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.teligent.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2018, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301 - Communications with Audit Committees; and

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Members of the Teligent, Inc. Audit Committee

Steven Koehler (Chair)
Carole S. Ben-Maimon, M.D.
John Celentano Thomas J. Sabatino, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.

To our knowledge, based solely upon a review of Forms 3, 4 and 5 furnished to us, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements with respect to the fiscal year ended December 31, 2018, with the exception of two transactions by Mr. Grenfell-Gardner and three transactions by each of Mr. Richardson and Mr. Wilson that were not timely reported.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the compensation agreements and other arrangements which are described in the “Executive Officer and Director Compensation” section of this proxy statement, during our last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

The Audit Committee is responsible for reviewing and approving in advance the terms and conditions of all related person transactions. In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction. The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

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ELECTION OF DIRECTORS

(Notice Item 1)

On March 27, 2019, the Board of Directors nominated Jason Grenfell-Gardner, Bhaskar Chaudhuri, Steven Koehler, James C. Gale, John Celentano, Carole S. Ben-Maimon, M.D. and Thomas J. Sabatino, Jr., for election at the annual meeting. If they are elected, they will serve on our Board of Directors until the 2020 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until his or her earlier resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Jason Grenfell-Gardner, Bhaskar Chaudhuri, Steven Koehler, James C. Gale, John Celentano, Carole S. Ben-Maimon, M.D. and Thomas J. Sabatino, Jr. In the event that any of the nominees become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JASON GRENFELL-GARDNER, BHASKAR CHAUDHURI, STEVEN KOEHLER, JAMES C. GALE, JOHN CELENTANO, CAROLE S. BEN-MAIMON, M.D. AND THOMAS J. SABATINO, jr. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019. The Board of Directors proposes that the stockholders ratify this appointment. Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2018. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

In deciding to appoint Deloitte & Touche LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche LLP and concluded that Deloitte & Touche LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2019.

The following table presents fees for professional audit services rendered by each of Deloitte & Touche LLP and EisnerAmper LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2018 and 2017, and fees billed for other services rendered by each of Deloitte & Touche LLP and EisnerAmper LLP during those periods. EisnerAmper LLP served as our independent registered public accounting firm until August 13, 2018, at which time they were dismissed and Deloitte & Touche LLP was appointed.

	2018	2017
Audit fees:(1)	$1,648,970	$456,450
Audit-related fees:	$—
Tax fees:(2)	$—
All other fees:
Total	$1,648,970	$456,450

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits. $1,000,000 of the amount reflects the Deloitte & Touche LLP fees and $648,970 of the amount reflects the EisnerAmper LLP fees.

(2)	Tax fees consist principally of assistance with matters related to Section 328 Analysis as well as tax compliance and reporting.

The percentage of services set forth above in the categories that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.          Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards.

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2.          Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.          Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

4.          Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 3)

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Organization and Compensation Committee or our Board of Directors. However, the Organization and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2020 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with Teligent’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2019 Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Teligent, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 4)

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Notice Item 3) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Organization and Compensation Committee or our Board of Directors. However, the Organization and Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The Organization and Compensation Committee, Board of Directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an advisory vote on the compensation of our named executive officers. An advisory vote each year will permit our stockholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our Board of Directors. An annual advisory vote will give the Board of Directors, the Organization and Compensation Committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our Board of Director’s recommendation. The affirmative vote of a majority of the shares voted for this proposal – every year, every two years or every three years – will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

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CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics, the Standards of Business Conduct that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Standards of Business Conduct is posted on our website at www.teligent.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2020 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 5, 2019. To be considered for presentation at the 2020 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 21, 2020 and no later than March 22, 2020, provided, however, in the event that the date of the 2020 Annual Meeting is more than 60 days before or more than 60 days after May 21, 2020, proposals must be received no earlier than the 90th day prior to the 2020 Annual Meeting Date and no later than 60 days prior to the 2020 Annual Meeting Date or the 15th day following the day on which public announcement of the date of the 2020 Annual Meeting is first made by the Company. Proposals that are not received in a timely manner will not be voted on at the 2020 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of our Corporate Secretary at our corporate offices, 105 Lincoln Avenue, PO Box 687, Buena, New Jersey 08310.

Buena, New Jersey

April 3, 2019

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TELIGENT, INC. 105 LINCOLN AVENUE BUENA, NJ 08310 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 1 1 OF 2 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. – COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Carole S. Ben-Maimon 02 John Celentano 03 Bhaskar Chaudhuri 04 James C. Gale 05 Jason Grenfell-Gardner 06 Steven Koehler 07 Thomas J. Sabatino, Jr. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. To approve by an advisory vote the compensation of the Company's named executive officers as disclosed in the proxy statement. The Board of Directors recommends you vote "1 year" in proposal 4. 1 year 2 years 3 years 4. To approve by an advisory vote, the frequency of holding an advisory vote on compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 02 0000000000 0000412742_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com TELIGENT, INC. Annual Meeting of Stockholders May 21, 2019 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jason Grenfell-Gardner and Damian Finio, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELIGENT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017 at 10:00 AM EDT on May 21, 2019, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000412742_2 R1.0.1.18